UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: December 23, 2015
(Date of earliest event reported)

Oak Valley Bancorp
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	001-34142 (Commission File Number)	26-2326676 (IRS Employer Identification Number)

125 N. Third Ave. Oakdale, CA (Address of principal executive offices)	95361 (Zip Code)

(209) 848-2265
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2015, the Boards of Directors of Oak Valley Bancorp (the “Company”) and its wholly-owned subsidiary Oak Valley Community Bank (“OVCB”) appointed H. Randolph Holder as a new director of the Company and OVCB. In addition, Mr. Holder has been appointed to the Senior Loan Committee of OVCB. There are no arrangements or understandings between Mr. Holder and any other persons pursuant to which he was selected as a director. There are no transactions in which Mr. Holder has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission. Mr. Holder will be entitled to the same compensation arrangements provided to the other non-employee directors of the Company and OVCB. Mr. Holder is President and CEO of Clarke Broadcasting Corp., which owns and operates KVML, KZSQ and KKBN, Sonora’s local radio stations since 1986.

Item 8.01. Other Events

Effective December 23, 2015, Oak Valley Bancorp (the “Company”) completed its previously announced acquisition of Mother Lode Bank (“MLB”), a California state-chartered bank, pursuant to an Agreement and Plan of Merger dated August 26, 2015 (the “Merger Agreement”) by and among the Company, Oak Valley Community Bank (“OVCB”), a California state-charted bank and wholly-owned subsidiary of the Company and MLB. In the acquisition, MLB merged with and into OVCB (“the Merger”), with OVCB as the surviving corporation in the Merger.

 The aggregate consideration paid by the Company upon closing of the acquisition, including cash consideration to holders of outstanding stock options, was approximately $7.3 million in cash. Each share of the common stock of MLB, outstanding immediately prior to the effective time of the Merger, was converted into the right to receive $1.65 in cash.

Randolph Holder, a director of MLB, joined the Boards of Directors of the Company and OVCB upon the closing.

 In addition, on December 23, 2015 the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Oak Valley Bancorp dated December 23, 2015

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2015
OAK VALLEY BANCORP

	By:	/s/ Richard A. McCarty
Richard A. McCarty Executive Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized signatory)

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Oak Valley Bancorp dated December 23, 2015